UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NUTRITION 21, INC.

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NUTRITION 21, INC.
NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the Doubletree Hotel Tarrytown, Tarrytown, New York at 10:00 A.M. on November 20, 2008 for the following purposes as set forth in the accompanying Proxy Statement:

1.	To elect six directors;

2.
To ratify the selection and appointment by the Company's Board of Directors of J. H. COHN LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the Company's Common Stock at the close of business on October 1, 2008 will be entitled to vote at the meeting.

By Order of the Board of Directors

BENJAMIN T. SPORN,
Secretary

Dated: October 15, 2008

NUTRITION 21, INC.
4 Manhattanville Road
Purchase, New York 10577
___________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 20, 2008

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Nutrition 21, Inc. (the “Company”) to be held at the Doubletree Hotel Tarrytown, Tarrytown, New York, at 10:00 A.M. on November 20, 2008, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about October 27, 2008.

Record Date

Shareholders of record at the close of business on October 1, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of October 1, 2008, the Company's voting securities outstanding totaled 64,555,862 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Quorum

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

ITEM 1 - ELECTION Of DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management."

The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held 13 meetings in the fiscal year ended June 30, 2008. During the fiscal year ended June 30, 2008, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of shareholders. All incumbent directors attended last year's annual meeting.

There are no family relationships among directors, nominees or executive officers. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as such.

On March 20, 2008, Mr. Intlekofer resigned as a director, officer and employee. Effective April 7, 2008, the Board of Directors elected Mark Stenberg to serve as a Director. On July 13, 2008 Marvin Moser resigned as a director. Effective July 14, 2008, the Board of Directors elected Michael A. Zeher to serve as a Director. On September 19, 2008 Mr. Stenberg resigned as a director, officer and employee.

All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his present position(s) with the Company and other principal affiliations are set forth below.

Director Independence

The Board of Directors has determined that each of P. George Benson, PhD; John L. Cassis, Warren D. Cooper, MD and John H. Gutfreund, is an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Name and Age of
Nominee for Election	Director Since	Position(s)

P. George Benson, PhD (62)	1998	President, College of Charleston,
		Charleston, South Carolina

John L. Cassis (60)	2005	Managing Partner, Cross Atlantic Partners

Warren D. Cooper, MD (55)	2002	President and Chief Executive Officer
		Prism Pharmaceuticals, Inc.

John H. Gutfreund (78)	2000	President, Gutfreund & Company, Inc.

Peter C. Mann (66)	2007	Operating Partner, West Hill Partners

Michael A. Zeher (60)	2008	President and Chief Executive Officer
		Nutrition 21, Inc.

P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is President of the College of Charleston in Charleston, South Carolina. Dr. Benson was Dean of the Terry College of Business from 1998 through 2006, and held the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of Rutgers Business School at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1996, Business News New Jersey named Dr. Benson one of New Jersey’s “Top 100 Business People.” In 1997, he was appointed to a three-year term as one of nine judges for the Malcolm Baldrige National Quality Award. In 2004, the U.S. Secretary of Commerce appointed him to the Board of Overseers for the Baldrige National Quality Award and, in 2005, appointed him to a two-year term as chairman of the Board of Overseers. Earlier in his career, Dr. Benson worked in personnel planning for the Army Security Agency and in information systems for Bell Telephone Laboratories. Dr. Benson serves on the boards of directors of AGCO, Inc., and Crawford & Company. He received a BS in mathematics from Bucknell University and a PhD in business from the University of Florida.

John L. Cassis was elected a Director of the Company in April 2005. Mr. Cassis is Managing Partner of Cross Atlantic Partners, a healthcare venture capital firm, which he joined in 1994 as a partner. He was formerly a Director of Salomon Brothers Venture Capital, which he joined in 1986 and headed from 1990 to 1994. From 1981 to 1986, he was President of Tower hall, a development banking company he founded. From 1976 to 1981, he was a Managing Director of Ardshiel Associates, Inc., a merchant bank. In 1972, Mr. Cassis joined Johnson & Johnson (“J&J”), where he had direct operating experience, founded the J&J Development Corporation, that firm’s venture capital arm, and was J&J’s Manager of Acquisitions. He served on the boards of directors of many companies, including IMPATH, Inc. (Chairman), Dome Imaging Systems, Inc. (Chairman), and ILEX Oncology, Inc. and currently holds directorships in LifeMed Media, Inc., Medivance, Inc., Medco Health Solutions and Biomedical Enterprises. Mr. Cassis received a BA from Harvard University and an MBA from the Harvard Business School.

Warren D. Cooper, MD was elected a Director of the Company in April 2002. Dr. Cooper has been President and CEO of Prism Pharmaceuticals, Inc., a privately held specialty pharmaceutical company that commercializes products for the treatment of cardiovascular disease, since September 2004. From 1999 to 2004, Dr. Cooper was president of Coalescence, Inc., a consultancy focused on business and product development for the pharmaceutical and healthcare industries. From 1995 to 1999, Dr. Cooper was the business unit leader of Cardiovascular Business Operations at AstraZeneca Pharmaceuticals LP. For three years before that he was executive director of the Medical Affairs & Drug Development Operations in the Astra/Merck Group of Merck & Co. Over a five-year period from 1987 to 1992, Dr. Cooper served as executive director for Worldwide Clinical Research Operations and as senior director for Clinical Research Operations (Europe) at Merck Research Laboratories. He was with Merck, Sharp & Dohme, U.K., from 1980 to 1987, first as a clinical research physician and later as director of medical affairs. He also holds memberships in the American Association of Pharmaceutical Physicians, the American Society of Hypertension and the International Society of Hypertension. He received a B.Sc. in physiology and an M.B. B.S. (U.K. equivalent to U.S. MD) from The London Hospital Medical College, University of London.

John H. Gutfreund was elected a Director of the Company in February 2000 and Chairman of the Board in September 2001. Mr. Gutfreund is President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. From January 2002 to September 2008, Mr. Gutfreund was affiliated with Collins Stewart LLC (formerly C. E. Unterberg, Towbin) investment bankers, most recently as a Senior Advisor. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, Montefiore Medical Center, The Brookings Institution, Council on Foreign Relations, Honorary Trustee, Oberlin (Ohio) College, and Chairman Emeritus and board member of the Aperture Foundation. Mr. Gutfreund is also a director of AXES, LLC, Evercel Inc., and LCA-Vision, Inc. He received a BA from Oberlin College.

Peter C. Mann was elected to the Board of  Directors in October 2007. He is currently an Operating Partner at West Hill Partners, a Boston private equity firm. He served as Chairman of the Board of Prestige Brands Holding, Inc. (“Prestige”) since its incorporation in April 2004 through January 19, 2007. From April 2004 through March 2006, Mr. Mann was the Chief Executive Officer of Prestige. In June 2006, Mr. Mann became Acting Chief Executive Officer and President of Prestige and resigned from such positions on January 19, 2007. Mr. Mann previously served as President and Chief Executive Officer of Medtech Holdings, Inc. (a predecessor to Prestige) since June 2001. From 1973 to 2001, Mr. Mann was employed by Block Drug Company, Inc. where he served in positions of increasing responsibility and became President of the Americas Division. Prior to his joining Block Drug Company, he held senior management positions for such leading consumer products companies as The Mennen Company, Swift & Co. and Chemway, Inc. Mr. Mann is currently a member of the Board of Directors of Prestige. Mr. Mann received a BA from Brown University.

Michael A. Zeher was elected President, Chief Executive Officer and a member of the Board of Directors effective July 14, 2008. He served as the President and Chief Executive Officer of Nutritional Laboratories, International, Inc., a privately-held contract manufacturer and marketer of dietary supplement from February 2006 to December 2007. From July 2003 until March 2005, Mr. Zeher was President and Chief Operating Officer of Pharmaceutical Formulations, Inc., a manufacturer of over 100 different types of solid-dose over-the-counter pharmaceutical products. From 1994 through February 2002, Mr. Zeher served as President and Chief Executive Officer of Lander Company, Inc., a manufacturer and marketer of health and beauty care products. In that capacity, he was responsible for the company’s worldwide operations and custom health care and international divisions. Mr. Zeher previously served as Vice President, Business Development for Johnson & Johnson, where he was responsible for the North American Consumer Sector business. Prior to taking that office, he held various sales and marketing positions with Johnson & Johnson. Mr. Zeher is currently a member of the Board of Directors of Matrixx Initiatives, Inc. Mr. Zeher holds a Bachelors of Science in Business Administration from Old Dominion University.

Executive Officers

Set forth below is information concerning the Executive Officers who are not Directors.

Name and Age	Position(s)

Alan J. Kirschbaum (63)	Chief Financial Officer, Vice President Finance & Treasury (Principal Financial Officer and Principal Accounting Officer)

Dean DiMaria (47)	Senior Vice President

____________________________

Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment.

Alan J. Kirschbaum, a Certified Public Accountant, was elected Chief Financial Officer on May 26, 2006. From July 2002 to April 2006, he was Vice President, Finance and Treasury, and Principal Accounting Officer. From December 1998 to June 2002 he served the Company as Controller. From 1996 to 1998, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of increasingly responsible financial positions with Ascom Timeplex, Inc. He holds a BS from Pennsylvania State University, and an MBA from Pace University.

Dean M. DiMaria was elected Senior Vice President on November 9, 2006. In December 2005 he became employed by the Company under an employment agreement (see Narrative Disclosure to Summary Compensation Table) as Vice President, Marketing, Sales and Communications. From October 2004 to December 2005 he was the owner of DMD Marketing and Sales Group specializing in marketing to the consumer packaged goods industry. From October 1995 to October 2004 he held a series of increasingly responsible positions with Boehringer Ingelheim Pharmaceuticals, including General Manager of the Pharmaton Natural Health Products and Boehringer Ingelheim Consumer Healthcare Division. He holds a BS in Marketing from Western Michigan University.

Voting

Directors will be elected by a plurality of the votes cast. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such election has been approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes and analyzes the material elements of compensation awarded, earned by, or paid to each of our executive officers who served as named executive officers (“Named Executive Officers”) during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative.

Executive Compensation Objectives and Philosophy

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning executive compensation. The objectives of our compensation program are to:

•	Attract, motivate and retain qualified, talented and dedicated executive officers
•	Motivate executives to achieve business and financial objectives that will enhance stockholder value
•	Align the interests of our executives with the long term interests of stockholders through stock based incentives

The Committee applies these objectives in selecting the specific elements of compensation. The Committee also reviews and considers:

•	Company performance, both separately and in relation to similar companies
•	The individual executive’s performance, experience and scope of responsibilities
•	Historical compensation levels and stock option awards at the Company
•	Competitive market and peer company data
•	Internal equity among executive officers
•	The recommendations of management

Executive Officer Compensation Processes

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

•	Executive Sessions without management present to discuss various compensation matters, including the compensation of our President and Chief Executive Officer (“CEO”)
•	An annual review of all executive compensation and benefit programs for reasonableness and cost effectiveness
•	The recommendations of the CEO on compensation for the other executive officers

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are:

•	Base salary
•	Bonus cash incentives
•	Stock-based incentives
•	Benefits and perquisites

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by our CEO for each executive officer other than himself. The CEO’s base salary is determined by the Board. Adjustments to base salaries are determined based on the individual’s responsibility levels, performance, contribution and length of service, after considering competitive market data and the Company’s financial performance, as well as any requirements set forth in the executive officer’s employment agreement for those executive officers with an employment agreement. No executive officer received a salary increase for fiscal year 2008.

Cash-Based Incentives

Cash-based incentives provide the Company with a means of rewarding performance. No cash-based incentives were paid in fiscal year 2008.

Stock-Based Incentives

The Company uses stock and stock option grants as the primary vehicle for employee stock-based incentives. The Board believes stock and stock options align the executive officers’ interests with those of stockholders in building share value, offer executive officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The number of shares of stock and stock options the Board awards to an executive officer is based on his relative position, responsibilities and performance over the previous fiscal year and his anticipated future performance, potential and responsibilities. The Board also reviews and considers prior stock and stock option grants to each executive officer. The size of stock option grants is not directly related to the Company’s performance. The Board also uses data on stock options granted by companies that are comparable by industry and revenue.

Benefits and Perquisites

The Company offers a 401K plan, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers.

Severance

The Company from time to time enters into severance agreements as a negotiated element of compensation.

SUMMARY COMPENSATION TABLE (1)

The following table sets forth information about compensation paid or accrued to Named Executive Officers from July 1, 2007 through June 30, 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Gerard Butler Co-Chief Executive Officer (3)	2008					77,225			60,000	(4)	137,225
Michael A. Fink Co-Chief Executive Officer (3)	2008					77,225			60,000	(4)	137,225
Paul Intlekofer President and Chief Executive Officer (5)	2008	255,342	(6)		55,440			(7)	74,349 24,633	(8) (9)	409,764
Alan J. Kirschbaum Chief Financial Officer, Vice President Finance & Treasury	2008	170,000			11,286			(7)	6,000		187,286
Dean M. DiMaria Senior Vice President	2008	190,000		88,462	27,720				6,000		312,182
Mark H. Stenberg Senior Vice President (10)	2008	225,000							6,000		231,000

(1) The above compensation does not include perquisites and personal benefits for a Named Executive Officer that are less than $10,000 and that are not a reimbursement of taxes owed with respect to perquisites and personal benefits.

(2) Valued in accordance with FAS 123 (R)

(3) On July 14, 2008 Mr. Butler and Mr. Fink became Co-Chief Operating Officers, and on September 23, 2008 resigned as officers of the Company. The Company entered into a consulting agreement with Mr. Fink dated September 24, 2008 which is described under Narrative Disclosure to Summary Compensation Table.

(4) Compensation for serving as officers of the Company.

(5) On March 20, 2008, Mr. Intlekofer resigned as a director, officer and employee of the Company.

(6) For the period July 1, 2007 through March 20, 2008

(7) The accrued benefits do not change from year to year since the benefits were frozen effective September 18, 2004. The Present Value changes based on GATT rates and interest rates. The Present Value was calculated using a 5.42% discount rate. The Present Value for Mr. Intlekofer decreased by $2,594 and for Mr. Kirschbaum by $5,991. See Pension Benefits for Fiscal 2008.

(8) Severance payments for the period March 21, 2008 through June 30, 2008.

(9) Includes $5,523 for the use of an automobile and $19,110 in reimbursement for commutation and housing costs, inclusive of tax-related amounts.

(10) On September 19, 2008 Mr. Stenberg resigned as a director, officer and employee.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

In connection with Paul Intlekofer’s resignation as a director and officer of the Company on March 20, 2008, the Company and Mr. Intlekofer entered into an Agreement and General Release and Waiver (the “Agreement”) dated as of March 28, 2008 that became effective on April 28, 2008.  Under the Agreement, the Company agreed to pay to Mr. Intlekofer amounts equal to the salary he would have received from March 20, 2008 through December 31, 2008 had he not resigned and to provide to Mr. Intlekofer health benefits through December 31, 2008. The Agreement also provides that Mr. Intlekofer’s vested stock options will be exercisable through December 31, 2008 and that his non-vested stock options have expired. Mr. Intlekofer agreed that he will not at any time disclose or use the Company’s confidential information, and that he will not directly or indirectly compete with the Company or induce Company’s employees or consultants to cease rendering services to the Company or directly or indirectly hire any such employees or consultants for the period ending December 31, 2009.

 Dean DiMaria is employed on an “at will” basis under an employment agreement effective December 1, 2005. The agreement provides for annual base compensation of $190,000 as well as fringe benefits. The agreement also provides for a bonus equal to 2.0% (but not more than $110,000 in any calendar year) of net payments received from FDMC channels (as defined) for Finished Products (as defined). If the Company terminates Mr. DiMaria’s employment other than For Cause (as defined) and Mr. DiMaria signs a general release in form and substance agreeable to the Company, the Company will be required to pay him his base salary for 26 weeks, payable at the Company’s discretion, in either a lump sum payment or over a 26 week period.

Mark Stenberg resigned on September 19, 2008 as a director, officer and employee.  In connection with this resignation, the Company and Mr. Stenberg entered into the Consulting Agreement dated September 19, 2008 that is described below, and Mr. Stenberg released the Company from severance obligations under an employment agreement dated August 26, 2006. See “Transactions with Related Persons” for earn-out amounts that will continue to be payable to Mr. Stenberg based on Net Sales of Eligible Products (as defined).

Michael A. Zeher is employed under an employment agreement dated July 14, 2008. The agreement has a three-year term and among other things provides for base annual compensation to Mr. Zeher of $325,000 increased annually to reflect cost of living increases, a potential bonus to Mr. Zeher of up to 60% of annualized base compensation based on the extent the Company meets performance objectives relating to cash flow, profitability and sales growth, and the grant to Mr. Zeher of an option to purchase 1,000,000 shares of common stock at $0.36 per share. The option vests (i) one-third on each of the first three anniversaries of July 14, 2008 provided Mr. Zeher is then employed by the Company, or (ii) if earlier, on his death or permanent disability while employed. The option will expire on the earlier of 89 days after termination of employment or July 13, 2018. Notwithstanding any of the foregoing, in the event the Company or a controlling interest in the Company is sold, or majority control in the Company changes for any reason, or the Company is liquidated or is subject to an assignment for the benefit of creditors or files for protection under the United States Bankruptcy Code, all of the Stock Options referred to above shall immediately vest. The Company will reimburse Mr. Zeher for up to $62,000 in pre-approved moving and relocation expenses and up to $8,000 in documented temporary living and travel expenses. Mr. Zeher will not receive any compensation for serving as a member of the Board. If Mr. Zeher terminates his employment for Good Reason (as defined) or the Company terminates Mr. Zeher’s employment other than for Cause (as defined) and Mr. Zeher executes a general release in favor of the Company, he will receive a continuation of base salary and benefits for 12 months from the date of termination. If Mr. Zeher terminates his employment for other than Good Reason or the Company terminates Mr. Zeher’s employment for Cause, he will receive salary and benefits accrued to the date of termination. Effective July 14, 2008, Mr. Zeher and the Company entered into a confidentiality and non-compete agreement that (i) obligates Mr. Zeher to keep the Company’s Confidential Information (as defined) in confidence and use it only for the benefit of the Company, and (ii) provides that all inventions that relate to the actual or anticipated business of the Company are the property of the Company. In addition, Mr. Zeher agreed for the period of his employment and for 12 months thereafter not to compete with the Company and during the 12-month period after employment not to hire any person who was an employee or consultant to the Company at any time during the preceding two years.

Consulting Agreements

The Company entered into a Consulting Agreement with Mark Stenberg dated September 19, 2008 for the period from September 19, 2008 through December 31, 2008. Under the Agreement, the Company will pay to Mr. Stenberg $18,750 per month through December 31, 2008, and will provide to Mr. Stenberg health benefits through September 30, 2009 at the same cost that Mr. Stenberg would have paid as an employee through September 30, 2009.

The Company entered into a consulting agreement with Mr. Fink dated September 24, 2008 under which Mr. Fink will be paid $15,000 per month, subject to certain adjustments. The Agreement is terminable by either party on 30 days’ notice.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

        The following table provides information concerning grants of plan-based awards made to each of the Named Executive Officers in fiscal 2008.

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Gerard Butler (1)	03/21/08	-	250,000	0.41	77,225
Michael A. Fink (1)	03/21/08	-	250,000	0.41	77,225
Paul Intlekofer (2)	12/17/07	-	480,000	0.72	224,208
Alan J. Kirschbaum (3)	12/17/07	-	75,000	0.72	35,032
Dean M. DiMaria (3)	12/17/07	-	300,000	0.72	140,130

1. Vested September 21, 2008.

2. Expired on Mr. Intlekofer’s resignation on March 20, 2008.

3. Vest one-third over the first three anniversaries of the grant if then employed.

4. Stock options were granted using the closing price of Nutrition 21, Inc. common stock on the date immediately preceding the grant date on which there was a sale, pursuant to the provisions of the Nutrition 21, Inc. 2005 Stock Plan.

5. The grant date fair value of each equity award granted in fiscal 2008 is computed in accordance with SFAS 123R (even if not yet vested). Stock options granted on December 17, 2007 each had a grant-date fair value (computed in accordance with SFAS 123R) of $0.47 per share. Stock options granted on March 21, 2008 each had a grant-date fair value (computed in accordance with SFAS 123R) of $0.31 per share. The assumptions used in determining the fair value of the options are set forth in Note 2 to our consolidated financial statements contained in our Annual Report on Form 10-K/A for the year ended June 30, 2008.

OUTSTANDING EXECUTIVE EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by each Named Executive Officer at June 30, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Gerard Butler	250,000			0.41	3/20/13
Michael A. Fink	250,000			0.41	3/20/13
Paul Intlekofer (1)	550,000			0.40	12/31/08
	500,000			0.31	12/31/08
	66,667			1.62	12/31/08
Alan J. Kirschbaum	10,000			1.50	11/30/08	30,000	(2)	12,600
	15,000			2.88	10/1/09
	15,000			1.19	3/29/09
	5,000			1.18	8/2/10
	35,000			0.94	12/5/10
	20,000			0.81	3/26/11
	30,000			1.14	6/29/11
	10,000			0.38	5/22/13
	30,000			0.75	12/19/13
	15,000			0.47	8/3/14
	25,000			0.88	12/13/14
	15,000	30,000	(2)	1.62	11/16/16
		75,000	(4)	0.72	12/17/17
Dean M. DiMaria	120,000	40,000	(3)	0.69	12/1/15	66,666	(2)	28,000
	33,334	66,666	(2)	1.62	11/16/16
		300,000	(4)	0.72
Mark H. Stenberg	-	-		-	-	-		-

(1) In connection with Mr. Intlekofer’s resignation on March 20, 2008, he agreed that all of his exercisable stock options will expire on December 31, 2008 and that his non-vested stock options have expired.

(2) Granted on November 16, 2006, vesting one-third on each of the first three anniversaries of the grant.

(3) Will vest on December 1, 2008.

(4) Granted on December 17, 2007, vesting one-third on each of the first three anniversaries of the grant.

Pension Benefits for Fiscal 2008

The Company participated in a Burns Philp sponsored defined benefit pension plan. On August 3, 2004, Burns Philp advised the Company that no further pension benefits will be earned for services performed or compensation paid on or after September 19, 2004. Eligible employees of the Company were, until September 19, 2004, entitled to participate and to accrue benefits in the AB Mauri Food Inc. Retirement Plan, a non-contributory pension plan (the “Pension Plan”) maintained by AB Mauri Food Inc. Service with the Company after September 19, 2004 will be considered solely for purposes of vesting and for determining eligibility for early retirement benefits. Mr. Intlekofer and Mr. Kirschbaum are the only officers during fiscal 2008 that have benefits under the Pension Plan and their benefits are fully vested in the Pension Plan. Mr. Intlekofer will receive approximately $5,900 in annual benefits under the Plan at age 65. Mr. Kirschbaum will receive approximately $13,900 in annual benefits under the plan at age 65.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Paul Intlekofer (2)	AB Mauri Food Inc. Retirement Plan	5	16,600	0
Alan Kirschbaum	AB Mauri Food Inc. Retirement Plan	5	132,870	0

(1) The accrued benefits do not change from year to year since the benefits were frozen effective September 18, 2004. The Present Value changes based on GATT rates and interest rates. The Present Value was calculated using a 5.42% discount rate.

(2) Mr. Intlekofer resigned on March 20, 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Estimated Termination or Change in Control Benefits at Fiscal Year-End 2008

Payments on Change in Control

The Company does not make payments upon a Change of Control.

Pursuant to Mr. Zeher’s employment agreement, in the event the Company or a controlling interest in the Company is sold, or majority control in the Company changes for any reason, all of the Stock Options granted to Mr. Zeher will immediately vest.

Payments on Termination

Pursuant to Mr. DiMaria’s employment agreement, were Mr. DiMaria’s employment terminated without Cause (as defined) on June 30, 2008, he would have been entitled to $95,000 in severance benefits payable at the Company’s option, either as a lump sum or over a 26-week period from the date of his termination, subject to his agreeing to a general release and related terms in form and substance agreeable to the Company.

See “Employment Agreements” and “Consulting Agreements” for a consulting agreement that the Company entered into with Mr. Stenberg upon his resignation as a director, officer and employee on September 19, 2008, and for related information.

In connection with Paul Intlekofer’s resignation as a director, officer and employee of the Company on March 20, 2008, the Company agreed to pay to Mr. Intlekofer amounts equal to the salary he would have received from March 20, 2008 through December 31, 2008 had he not resigned and to provide to Mr. Intlekofer health benefits through December 31, 2008. The Company also agreed that Mr. Intlekofer’s vested stock options will be exercisable through December 31, 2008 and that his non-vested stock options have expired on his resignation.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table" and "Potential Payments Upon Termination or Change-in-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the Securities and Exchange Commission.

DIRECTOR COMPENSATION

Summary Director Compensation Table

The following table sets forth information about compensation paid or accrued to directors in fiscal year ended June 30, 2008.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)		All Other Compensation ($)		Total ($)
John H. Gutfreund Chairman	28,200	14,783	(3)	-		28,200
George Benson, PhD Director	22,600	14,783	(4)	-		22,600
John Cassis Director	20,350	14,783	(5)	-		20,350
Warren Cooper, MD Director	22,600	14,783	(6)	-		22,600
Audrey Cross, PhD Director	7,250	14,783	(7)	-		7,250
Peter C. Mann Director	12,750	28,371	(8)	107,500	(10)	148,621
Marvin Moser, MD Director (11)	20,050	14,783	(9)	-		20,050

(1) Mr. Intlekofer and Mr. Stenberg as employee Directors did not receive any compensation for serving as a director.

(2) Audrey Cross served as a director until November 29, 2007. On December 4, 2007, each non-employee Director other than Audrey Cross received a grant of 25,000 fully vested stock options with an exercise price of $0.78.

(3) 160,000 stock options outstanding at fiscal year end.

(4) 180,000 stock options outstanding at fiscal year end.

(5) 85,000 stock options outstanding at fiscal year end.

(6) 130,000 stock options outstanding at fiscal year end.

(7) 155,000 outstanding at fiscal year end.

(8) 45,000 stock options outstanding at fiscal year end.

(9) 235,000 stock options outstanding at fiscal year end.

(10) Payments for serving as a consultant to the Company.

(11) Dr. Moser resigned as a director on July 13, 2008.

Narrative Disclosure to Director Compensation Table

Non-management Directors each receive a quarterly director’s fee of $2,500 and the Chairman of the Board receives a quarterly director’s fee of $3,750. Each non-management Director also receives $750 for each board meeting attended, $300 for each committee meeting attended, and options to purchase 25,000 shares of Common Stock on the third day after the annual meeting. Upon joining the board, each non-management Director receives options to purchase 20,000 shares of common stock.

NOMINATING COMMITTEE

The Company does not have a standing Nominating Committee or a Nominating Committee Charter. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In fiscal year 2008, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Shareholders" and “Notice Required to Bring Business Before an Annual Meeting” below. To date, the Company has not received any recommended nominees from any non-management shareholder or group of shareholders that beneficially owns more than five percent of its voting stock.

COMPENSATION COMMITTEE

The Board of Directors has a Compensation Committee which consists of independent directors John L. Cassis and John H. Gutfreund. The Compensation Committee does not have a Charter. The Compensation Committee held two meetings during the fiscal year ended June 30, 2008.

Compensation Committee Interlocks and Insider Participation

The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation/Stock
Option Committee
John L. Cassis
John H. Gutfreund

AUDIT COMMITTEE

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are P. George Benson, Warren. D. Cooper and John. H. Gutfreund. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, John H. Gutfreund. Mr. Gutfreund is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A. The function of the Audit Committee is to make recommendations concerning the selection each year of an independent registered public accounting firm, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met seven times during the fiscal year ended June 30, 2008. The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market’s Marketplace Rule 4200.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter (available on the Company’s website and as Exhibit 1 to the Company’s Proxy filed with the SEC on October 24, 2007), include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met seven times during fiscal year 2008.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires an independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and a letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent registered public accounting firm has discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Reports on Form 10-K/A for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

AUDIT COMMITTEE

P. George Benson
Warren D. Cooper
John H. Gutfreund

Code of Ethics

The Company has adopted (i) Standards of Business Conduct (“Standards”) and (ii) Business Conduct and Compliance Program (“Program”) that includes its code of ethics. The Standards and Program are posted on the Company’s website: www.nutrition21.com. After accessing the Company’s website, click on Investor Relations and then on Shareholder Information. Any amendments or waivers will be posted on the Company’s website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company assists its officers and directors with its filings.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no filings were required, the Company believes that during the period from July 1, 2007 through June 30, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

(a) TRANSACTIONS WITH RELATED PERSONS

Effective August 26, 2006, the Company acquired all of the capital stock of Iceland Health, Inc. The selling stockholders included Mark Stenberg, who subsequently became an officer and a director of the Company. Iceland Health is in the business of marketing and selling fish oil and omega-3 fatty acid products.  Through September 18, 2007, the Company delivered or paid to Mr. Stenberg, as his share of the consideration paid to the selling stockholders, 4,750,000 shares of the Company's common stock; $500,000 in cash; and $1,250,000 in 5% secured notes that are due on August 25, 2009.  The Company also agreed to pay to Mr. Stenberg up to $1,250,000 in earn out payments based on 3% of the amount by which Net Sales of Eligible Products (each as defined) in successive one-year periods after the closing exceed $10,000,000. Since August 26, 2006, Mr. Stenberg has earned $611,318 in earn out payments of which $341,386 was earned in fiscal year 2008. In August 2006, the Company also entered into an employment agreement with Mr. Stenberg that was terminated September 19, 2008 upon Mr. Stenberg’s resignation as a director, officer and employee. On September 19, 2008 the Company entered into a consulting agreement with Mr. Stenberg that is described under Narrative Disclosure to Summary Compensation Table.

On October 15, 2007, the Company entered into a six month consulting agreement with Peter C. Mann and agreed to pay Mr. Mann a consulting fee of $5,000 per month. On December 17, 2007, Mr. Mann’s consulting fee was increased to $15,000 per month. On April 14, 2008, Mr. Mann’s consulting agreement terminated and the Company entered into a new consulting agreement with Mr. Mann effective April 15, 2008. The new consulting agreement provides for continuation of his $15,000 monthly consulting fee, and continues on an at will basis until terminated on 30 days’ prior notice by the Company or Mr. Mann. Mr. Mann is a director of the Company.

In connection with Paul Intlekofer’s resignation as a director, officer and employee of the Company on March 20, 2008, the Company entered into an agreement to pay to Mr. Intlekofer $250,000 which is the amount of salary he would have received from March 20, 2008 through December 31, 2008 had he not resigned and to provide to Mr. Intlekofer health benefits through December 31, 2008. The Agreement also provides that Mr. Intlekofer’s vested stock options will be exercisable through December 31, 2008 and that his non-vested stock options have expired. As of September 30, 2008, the Company paid Mr. Intlekofer $148,698.

On March 21, 2008, Gerard Butler and Michael A. Fink were elected interim Co-Chief Executive Officers. Mr. Butler and Mr. Fink each entered into a six-month Consulting Agreement with the Company that among other things provided for a consulting fee to each of $15,000 per month and the grant to each of a five-year stock option to purchase 250,000 shares of common stock at $0.41 per share. On July 14, 2008 Mr. Butler and Mr. Fink became Co-Chief Operating Officers, and on September 23, 2008 they resigned as officers of the Company. The Company entered into a consulting agreement with Mr. Fink dated September 24, 2008 which is described under Narrative Disclosure to Summary Compensation Table.

(b) REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS.

Related Party Transaction Policies and Procedures

A. Policy Statement

It is the policy of the Company that all Interested Transactions with Related Parties, as those terms are defined in this policy, shall be subject to approval or ratification in accordance with the procedures set forth below.

B. Procedures

The Audit Committee shall review the material facts of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described below. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

The Audit Committee has reviewed the Interested Transactions described below in "Standing Pre-Approval for Certain Interested Transactions" and determined that each of the Interested Transactions described therein shall be deemed to be pre-approved or ratified (as applicable) by the Audit Committee under the terms of this policy. In addition, the Board of Directors has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $1 million. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Interested Transaction deemed preapproved pursuant to paragraph (3) or (4) under "Standing Pre-Approval for Certain Interested Transactions" below and each new Interested Transaction pre-approved by the Chair in accordance with this paragraph shall be provided to the Committee for its review.

No director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the guidelines and that the Interested Transaction remains appropriate.

C. Definitions

An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A "Related Party" is any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K/A and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

D. Standing Pre-Approval for Certain Interested Transactions

The Audit Committee has reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be preapproved by the Committee, even if the aggregate amount involved will exceed $100,000.

1. Employment of executive officers. Any employment by the Company of an executive officer of the Company if: a. the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s ("SEC’s") compensation disclosure requirements (generally applicable to "named executive officers"); or b. the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a "named executive officer", and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation.

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

3. Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

4. Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000, or 2 percent of the charitable organization’s total annual receipts;

5. Transactions where all shareholders receive proportional benefits.
Any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends).

6. Transactions involving competitive bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

7. Regulated transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

8. Certain banking-related services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2008, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Named Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

P. George Benson (2)	195,000	*

Arnold Blair	4,300,250	6.66

Gerard Butler (3)	270,000	*

John L. Cassis (4)	3,221,137	4.99

Dean DiMaria (5)	360,000	*

Warren D. Cooper (6)	165,000	*

Audrey T. Cross (7)	159,000	*

Michael A. Fink (3)	260,000	*

John H. Gutfreund (8)	310,000	*

Paul Intlekofer (9)	1,167,667	1.78

Alan Kirschbaum (10)	345,000	*

Peter C. Mann (11)	245,000	*

Mark Stenberg	4,281,250	6.63

Michael A. Zeher	10,000	*

Wyeth (12)	3,478,261	5.39
5 Giralda Farms
Madison, NJ 07940

☐ All Named Executive Officers and Directors	10,120,315	7.30
as a Group (12 persons) (13)
* Less than 1%

(1) Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 64,555,862 shares outstanding.

(2) Includes 180,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Includes 250,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(4) Consists of 200,000 shares if Common Stock owned by Mr. Cassis, 709,939 shares of Common Stock paid as dividends on Preferred Stock owned by affiliates of Mr. Cassis, 2,226,398 shares of Common Stock issuable on conversion of 3,000 shares of Preferred Stock owned by affiliates of Mr. Cassis, and 85,000 shares issuable upon exercise of currently exercisable options under the Company’s Stock Option Plans. Does not include 241,113 additional shares of Common Stock issuable on conversion of Preferred Stock owned by affiliates of Mr. Cassis and 757,900 additional shares of Common Stock that these affiliates may acquire upon exercise of Warrants subject to a restriction (the “4.99% Restriction”) that limits the right of a holder to convert Preferred Stock and to exercise Warrants if beneficial ownership of the holder and its affiliates would exceed 4.99% of the shares of Common Stock that would then be outstanding after giving effect to such conversion or exercise. Mr. Cassis disclaims beneficial ownership of the securities referred to in this footnote except to the extent of his pecuniary interest in these securities.

(5) Includes 326,667 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 130,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Includes 155,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(8) Includes 160,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(9) Resigned March 20, 2008. Includes 1,116,667 shares issuable upon exercise prior to December 31, 2008 of currently exercisable options under the Company's Stock Option Plans.

(10) Includes 280,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

(11) Includes 45,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans.

(12) Formerly American Home Products Corporation.

(13) Includes 5,049,732 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans, and on conversion of Series I Preferred Stock.

Equity Compensation Plan Information

The following table sets forth securities authorized for issuance under equity compensation plans as of June 30, 2008.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity	(1)	436,918	$1.62	0
compensation plans	(2)	849,374	$0.89	15,000
approved by	(3)	532,796	$0.69	1,298,259
security holders	(4)	1,595,000	$0.74	2,890,000
Equity compensation plans	(5)	0	N/A	2,500,000
not approved by security holders	(6)	97,222	$1.80
Total		3,511,310		6,703,259

(1) 1991 Stock Option Plan to provide officers, key employees and others who render services to the Company additional incentives to advance the interests of the Company (Exhibit to 1991 Form 10-K).

(2) 1998 Stock Option Plan to provide directors, officers and others who render services to the Company additional incentives to advance the interests of the Company (Exhibit 10.02C to 1999 Form 10-K).

(3) 2001 Stock Option Plan to provide non-executives, who render services to the Company additional incentives to advance the interests of the Company. Neither directors nor executive officers of the Company may be granted Stock Options under the Plan (Exhibit 10.37 to 2007 Form 10-K/A).

(4) 2005 Stock Option Plan, whose purpose is to provide additional incentives to officers, directors, employees and others who render services to the Company to advance the interests of the Company (Exhibit 10.40 to 2007 Form 10-K/A).

(5) 2002 Inducement Stock Option Plan to induce an individual to be come an employee of the Company, and provide additional incentives to advance the interests of the Company (Exhibit 10.38 to 2007 Form 10-K/A).

(6) Warrants granted from time to time as an inducement to various persons or entities to enter into transactions with the Company.

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Board of Directors has appointed J. H. Cohn LLP as its independent registered public accounting firm to audit and review the financial statements of our Company for the fiscal year ending June 30, 2009, subject to ratification by the shareholders.

In the event that the shareholders fail to ratify this reappointment, other independent registered public accounting firms will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

A representative of J. H. Cohn LLP who is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Independent Registered Public Accounting Firms for the fiscal years ended June 30, 2008 and 2007.

Set forth below is certain information concerning audit and related services rendered to the Company by J.H. Cohn LLP for the fiscal years ended June 30, 2008 and 2007. As indicated below, in addition to reviewing financial statements, J.H. Cohn LLP provided other services in the fiscal years ended June 30, 2008 and 2007. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of the firm.

Audit Fees. In the fiscal years ended June 30, 2008 and June 30, 2007, J. H. Cohn LLP billed the Company $211,895 and $361,500 (including audit fees related to the acquisition of Iceland Health, Inc.), respectively, for audit services,

Audit related fees. In the fiscal years ended June 30, 2008 and June 30, 2007, J.H. Cohn LLP billed the Company $22,961 and $34,000, respectively, for services related to registrations on Forms S-3 and S-8.

Tax Fees. In the fiscal years ended June 30, 2008 and June 30, 2007, J. H. Cohn LLP billed the Company $25,600 and $22,120, respectively, for tax compliance services.

All other fees. None

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee (i) meets with the independent registered public accounting firm prior to the audit and discusses the planning and staffing of the audit; (ii) approves in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services and approves the fees and other terms of any such engagement; (iii) obtains periodically from the independent registered public accounting firm a formal written statement of the matters required to be discussed by Independent Standards Board Statement No. 1, and, in particular, describing all relationships between the auditor and the Company; (iv) discusses with the independent registered public accounting firm any disclosed relationships or services that may impact auditor objectivity and independence; and (v) conducts periodic meetings with the independent registered public accounting firm regarding maters required to be discussed under
Statements on Auditing Standards No. 61, as amended.

Voting

Ratification of the reappointment of J.H. Cohn LLP as its independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending June 30, 2009, requires the affirmative vote of a majority of the votes cast on the matter. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

The Board of Directors unanimously recommends that you vote FOR such ratification designated as ITEM 2 on the enclosed proxy card.

OTHER MATTERS
Expense Of Solicitation

The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone, facsimile or electronic communication. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at 914-701-4500. However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Nutrition 21, Inc., c/o Corporate Secretary, 4 Manhattanville Road, Purchase, NY 10577. Any communications must contain a clear notation indicating that it is a "Shareholder--Board Communication" or a "Shareholder--Director Communication" and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year’s proxy statement shareholder proposals received by June 17, 2009. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as a director or to bring other business before an annual meeting. Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2008 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Annual Report on Form 10-K/A

A copy of our Annual Report for the 2008 fiscal year has been mailed concurrently with this Proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. A copy of our Form 10-K/A is available upon request, without charge. We will furnish any exhibit to the Form 10-K/A upon the payment of a reasonable fee which fee shall be limited to our reasonable expenses in furnishing any such exhibit. Any request should be directed to our corporate secretary at 4 Manhattanville Road, Purchase, New York  10577.

Other Matters

The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors’ recommendations.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: Purchase, New York, October 15, 2008
By Order of the Board of Directors

BENJAMIN T. SPORN, Secretary

NUTRITION 21, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

November 20, 2008                 10:00 AM

The undersigned hereby appoints Michael A. Zeher and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held November 20, 2008 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

ITEM 1. ELECTION OF DIRECTORS

FOR ALL NOMINEES	☐

WITHHOLD AUTHORITY ALL NOMINEES	☐

FOR ALL EXCEPT (See Instruction below)	☐

(INSTRUCTION: To WITHHOLD authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each you wish to withhold.)

P. George Benson	☐

John L. Cassis	☐

Warren D. Cooper	☐

John H. Gutfreund	☐

Peter C. Mann	☐

Michael A. Zeher	☐

ITEM 2. RATIFICATION OF APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

FOR	☐	AGAINST	☐	ABSTAIN	☐

(Continued and to be signed on reverse side)

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In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MESSRS. BENSON, CASSIS, COOPER, GUTFREUND, MANN AND ZEHER, AS DIRECTORS; AND TO APPROVE THE APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

Dated:

Signature

Signature if held jointly

(Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please mark, date, sign and
return this Proxy in the enclosed envelope.

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